SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Under Rule 14a-12

Violin Memory, Inc.

(Name of Registrant as Specified In Its Charter)

Clinton Group, Inc.

Imation Corp.
Clinton Relational Opportunity Master Fund, L.P.

Clinton Magnolia Master Fund, Ltd.

Clinton Special Opportunities Master Fund, L.P.

George E. Hall

Ralph Schmitt

Alex Spiro

Michael V. Wall

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On January 8, 2016, Clinton Group, Inc. and Imation Corp. issued a press release (the "Press Release") announcing that they will provide a notice of their intention to nominate three directors for election to the board of directors of Violin Memory, Inc. (the "Company") at the Company’s 2016 Annual Meeting. The foregoing summary of the Press Release is qualified in its entirety by reference to the full text of the Press Release, a copy of which is attached hereto as Exhibit 1 and is incorporated by reference herein.

In addition, information regarding the participants in a solicitation of proxies of stockholders of the Company in connection with its 2016 annual meeting is filed herewith as Exhibit 2.